UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2025

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2025, DevvStream Corp., a British Columbia company (formerly known as Focus Impact Acquisition Corp, the “Company”), and Helena Global Investment Opportunities 1 Ltd., a Cayman Islands exempted company (the “Investor”) entered into a first amendment (the “Amendment”) to that certain Purchase Agreement, dated October 29, 2024 (the “Purchase Agreement”).

The Amendment provides the Company with greater flexibility by allowing the Investor to permit Secondary Advances, as defined in the Amendment, as well as to update references to “Common Stock” in the Purchase Agreement to “Common Shares”.  The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On March 19, 2025, the Company issued a press release that the Company’s Chairman and another Director invested an additional $218,000 into the Company’s 5.30% Secured Convertible Note, due November 2026. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	First Amendment to Purchase Agreement.

99.1	Press Release dated March 19, 2025.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2025
DEVVSTREAM CORP.

	By:	/s/ David Goertz
	Name:	David Goertz
	Title:	Chief Financial Officer